Exhibit 10.35

EMPLOYEE NON-DISCLOSURE, NON-COMPETITION & INVENTIONS AGREEMENT

This Agreement made and entered into in Cambridge, Massachusetts, by Jeffrey M. Leiden, M.D., Ph.D. (the “Executive”) and Vertex Pharmaceuticals Incorporated (the “Company”), effective as of the Executive’s first day of employment with the Company, on the 14th day of December, 2011.

WHEREAS, the Employee acknowledges the importance to Vertex Pharmaceuticals Incorporated (the “Company”) and its Affiliates (as hereafter defined) of protecting the valuable Confidential Information (as hereafter defined) and goodwill that they have developed or acquired and their other legitimate interests.

NOW, THEREFORE, in consideration of his initial employment with the Company and in consideration of his being granted access to trade secrets and other confidential information of the Company and its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which he hereby acknowledges, the Executive hereby agrees with the Company as follows:

1.             Confidentiality.  The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information; that the Executive may develop Confidential Information for the Company and its Affiliates; and that the Executive has learned and will continue to learn of Confidential Information while serving as a member of the board of directors of the Company (the “Board”) and will learn of Confidential Information hereafter during the course of employment with the Company.  The Executive shall comply with the policies and procedures of the Company for protecting Confidential Information and shall not disclose to any Person (as hereafter defined) or use, other than as required for the proper performance of his duties and responsibilities to the Company and its Affiliates, or as required by applicable law after notice to the Company and a reasonable opportunity for the Company to seek protection of the Confidential Information prior to disclosure, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates.  The Executive understands and agrees that these restrictions shall continue to apply after his employment with the Company terminates, regardless of the reason for such termination.  The confidentiality obligation under this Section 1 shall not apply to information that is generally known or readily available to the public at the time of disclosure to the Executive or that becomes generally known or readily available to the public thereafter through no wrongful act on the part of the Executive or any other Person having an obligation of confidentiality to the Company or any of its Affiliates.

2.             Return of Company Property.  All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates.  The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents and all other property of the Company and its Affiliates then in the Executive’s possession or control.

3.             Assignment of Rights to Intellectual Property.  The Executive shall promptly and fully disclose to the Company all Intellectual Property (as defined in Section 8 hereof).  The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property.  The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property.  The Executive will not charge the Company for time spent in complying with these obligations.  All copyrightable works that the Executive creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

4.             Restricted Activities.  The Executive agrees that the following restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

(a)           While the Executive is employed by the Company and for eighteen (18) months after his employment terminates, regardless of the basis of such termination, except as otherwise provided in Section 6(c) of the Executive’s employment agreement with the Company of even date herewith, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, (i) compete with the Company or any of its Immediate Affiliates (as defined in Section 8 hereof) within the United States or in any other country in which the Company or any of its Immediate Affiliates markets, or is in active planning to market, any of the Products or otherwise conducts or is in active planning to conduct business; (ii) undertake any planning for any business competitive with the Products of the Company or any of its Immediate Affiliates; or (iii) compete, or undertake any planning to compete with, the Exclusive Licensees (as also defined in Section 8) with respect to those Products as to which the Exclusive Licensees are licensed by the Company or any of its Immediate Affiliates in those geographic areas covered by those licenses.  Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the Products or with any of the other business activities of the Company or any of its Immediate Affiliates conducted or under consideration at any time during the Executive’s employment or his service on the Board and further agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, for or to any Person who is engaged in any business that is competitive with the business of the Company or any of its Immediate Affiliates or any of the Exclusive Licensees (with respect to the Products licensed), as conducted or in planning during the Executive’s employment.  For the purposes of this Section 4, the business of the Company and its Immediate Affiliates and the Exclusive Licensees shall include all Products and the Executive’s undertaking shall encompass all items, products and services that may be used in substitution for Products.  The foregoing, however, shall not prevent the Executive’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company; nor in any way limit him in the performance of his duties as a member of the boards of directors of companies previously disclosed to the Company or otherwise approved by the Board of Directors of the Company.

(b)           The Executive agrees that, during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or any of its Immediate Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with any of his duties, responsibilities or obligations to the Company or any of its Immediate Affiliates.

(c)           The Executive agrees that, during his employment with the Company and during the eighteen (18) months immediately following termination of his employment, regardless of the basis of such termination, the Executive will not directly or indirectly (a) solicit or encourage any customer or prospective customer of the Company or any of its Immediate Affiliates or any of their Exclusive Licensees to terminate or diminish its relationship with the Company or any of its Immediate Affiliates; (b) seek to persuade any such customer or prospective customer of the Company or any of its Immediate Affiliates or any Exclusive Licensee to conduct with the Executive or any other Person any business or activity that such customer, prospective customer or Exclusive Licensee conducts or could conduct with the Company or any of its Immediate Affiliates or (c) solicit or encourage any customer or prospective customer of any of the Exclusive Licensees for any of the Products to terminate or diminish such business with the Exclusive Licensees or to conduct such business with the Executive or any other Person; provided that these restrictions shall apply after termination of the Executive’s employment with the Company (y) only with respect to those Persons who are or have been Exclusive Licensees or who are or have been a customer or potential customer of the Company or any of its Immediate Affiliates or the Exclusive Licensees at any time within the twelve (12) month period immediately preceding the Date of Termination or whose business has been solicited on behalf of the Company or any of its Immediate Affiliates or any of the Exclusive Licensees by any of their employees or agents within said twelve (12) month period, other than by form letter, blanket mailing or published advertisement, and (z) only if the Executive has been introduced to, or otherwise had contact with, such Person as a result of his employment or other associations with the Company or one of its Immediate Affiliates or one of their Exclusive Licensees or has had access to Confidential Information that would assist in the Executive’s solicitation of such Person in competition with the Company or one of its Immediate Affiliates or one of the Exclusive Licensees.

(d)           The Executive agrees that during his employment (except in the course of his duties on behalf of the Company or any of its Immediate Affiliates) and during the eighteen (18) month period immediately following termination of his employment, regardless of the basis for such termination, the Executive will not, and will not assist any other Person to, (a) hire or solicit for hiring any employee of the Company or any of its Immediate Affiliates or any of the Exclusive Licensees or seek to persuade any employee of the Company or any of its Immediate Affiliates or any of the Exclusive Licensees to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Immediate Affiliates or any of the Exclusive Licensees to terminate or diminish its relationship with them.  For the purposes of the Executive’s obligations hereunder following termination of his employment with the Company, an “employee” of the Company or any of its Immediate

Affiliates or any of the Exclusive Licensees or an “independent contractor” providing services to the Company or any of its Immediate Affiliates or any of the Exclusive Licensees is any Person who was such at any time during the twelve (12) months preceding the Date of Termination.

5.             Notification Requirement.  During the eighteen (18) months immediately following the Date of Termination, the Executive shall give notice to the Company prior to beginning employment or a consulting position stating the name and address of the Person for whom such employment or consulting is undertaken and the nature of the Executive’s position with such Person.  The Executive agrees to also provide the Company with such other pertinent information as the Company may reasonably request in order to determine the Executive’s continued compliance with his surviving obligations under Sections 1, 3 and 4 hereof.

6.             Enforcement of Covenants.  The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on him pursuant to Sections 1, 3 and 4 hereof.  The Executive agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Immediate Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent him from obtaining other suitable employment during the period in which the Executive is bound by these restraints.  The Executive further agrees that he will not assert, or permit to be asserted on his behalf, in any forum, any position contrary to the foregoing.  The Executive further acknowledges that, were he to breach any of the covenants contained in Section 1, 3 or 4 hereof, the damage to the Company would be irreparable.  The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond.  The parties further agree that, in the event that any provision of Section 1, 3 or 4 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

7.             Conflicting Agreements.  The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder.  The Executive agrees not to disclose to or use on behalf of the Company or any of its Affiliates any proprietary information of a prior employer or other Person without such Person’s consent.

8.             Definitions.  Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein.  For purposes of this Agreement, the following definitions apply:

(a)                                 “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract or equity interest.

(b)                                 “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by Persons with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business and any and all information, publicly known in whole or in part or not, that, if disclosed by the Company or any of its Affiliates, would assist in competition against them.  Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships.  Confidential Information also includes any and all information received by the Company or any of its Affiliates belonging to any customer or other Person with any understanding, express or implied, that the information would not be disclosed.

(c)                                  “Date of Termination” means the date the Executive’s employment with the Company terminates, regardless of the reason for such termination, and, for the avoidance of doubt, whether occurring pursuant to the employment agreement between the Company and the Executive of even date herewith or otherwise.

(d)                                 “Exclusive Licensees” means those Persons licensed by the Company and/or by one or more of its Immediate Affiliates to distribute in specific geographic areas one or more of the Products.

(e)                                  “Immediate Affiliates” means the Company’s direct and indirect subsidiaries, the Company’s direct and indirect parents and their direct and indirect subsidiaries.

(f)                                   “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or registrable under any comparable law or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s service on the Board or his employment with the Company or any of its Immediate Affiliates or that relate to the Products or to any prospective activity of the Company or any of its Immediate Affiliates or to any work performed by the Executive for the Company or any of its Immediate Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Immediate Affiliates.

(g)                                  “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

(h)                                 “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Immediate Affiliates, together with all services provided or planned by the Company or any of its Immediate Affiliates, during the Executive’s employment or during the period of his service on the Board that preceded the Commencement Date.

9.                                      Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the Executive’s consent in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into any Person or transfer to any Person all or substantially all of the business, properties or assets of the Company.  This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of their respective successors, executors, administrators, heirs, representatives and permitted assigns.  The Executive also agree that each of the Company’s Affiliates shall have the right to enforce all of his obligations to that Affiliate under this Agreement.  The Executive hereby expressly consents to be bound by the provisions of this Agreement for the benefit of the Company and of any successor or permitted assign to whose employ the Executive may be transferred, without the necessity that this Agreement be re-signed at the time of such transfer.

10.                               Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.                               Notices.  Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business in Cambridge, Massachusetts, attention of the Senior Vice President of Human Resources with a copy to the Office of the General Counsel of the Company, or to such other address as either party may specify by notice to the other actually received.

12.                               Not a Contract for a Fixed Term.  The Executive acknowledges and agrees that this Agreement does not in any way obligate the Company to retain his services for a fixed period or at a fixed level of compensation; nor does it in any way restrict his right or that of the Company to terminate his employment at any time, with or without notice or cause.

13.                               Entire Agreement; Amendments; Waivers; Survival.  This Agreement sets forth the entire agreement between the Executive and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not terminate or supersede the employment agreement between the Executive and the Company of even date herewith; nor shall it supersede any confidentiality or other obligations the Executive may have in connection with his service on the Board.  This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Executive and an expressly authorized member of the Board.  If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions, and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law.  Provisions of this Agreement shall survive any termination of the Executive’s employment to the extent so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.

14.                               Headings and Counterparts.  The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15.                               Governing Law.  This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

16.                               Executive’s Representations.  In signing this Agreement, the Executive represents and warrants to the Company that he has read and understood all of its terms; that he has had a full and reasonable opportunity to consider its terms and to consult with an attorney and any person of his choosing before signing, if he wished to do so; that he has not relied on any agreements or representations, express or implied, concerning the subject matter hereof that are not set forth expressly in this Agreement; and that he has signed this Agreement knowingly and voluntarily.

Intending to be legally bound hereby, the Executive has signed this Agreement under seal to take effect as of the date first written above.

THE EXECUTIVE:

Signature:	/s/ Jeffrey M. Leiden
Jeffrey M. Leiden, M.D., Ph.D.

Accepted and Agreed:

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Matthew W. Emmens
Matthew W. Emmens
President, Chairman and CEO